Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No.1 to the Registration Statement on Form S-4 (333-180366) of our report dated March 6, 2012 relating to the financial statements of The ServiceMaster Company, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 6, 2012, relating to the financial statement schedule appearing elsewhere in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

April 27, 2012